Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 13, 2022, with respect to the consolidated financial statements, included in the Annual Report of J.Jill, Inc. on Form 10-K for the year ended January 29, 2022. We consent to the incorporation by reference of said report in the Registration Statements of J.Jill, Inc. on Form S-8 (Nos. 333- 216687, 333-225644, 333-225642, 333-225640, 333-230776, 333-230777, 333-232069, 333-253275 and 333-257235).

/s/ Grant Thornton LLP

Boston, Massachusetts

April 13, 2022